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                                                                   EXHIBIT 10.22

                               AVANEX CORPORATION

                              EMPLOYMENT AGREEMENT



     This Agreement is made by and between Avanex Corporation (the "Company"), and William Lanfri (the "Executive").

     1.   Duties and Scope of Employment.

          (a) Position: Employment Commencement Date. The Company shall employ the Executive as the Acting Chief Executive Officer of the Company reporting to the Company's Board of Directors (the "Board"), until such time as a permanent Chief Executive Officer is hired by the Company. Thereafter, for the duration of Executive's employment by the Company, Executive shall, at the discretion of the permanent Chief Executive Officer, serve as an advisor to the permanent Chief Executive Officer or the Board. Executive's employment with the Company pursuant to this agreement shall commence on June 10, 1998 and continue, if not earlier terminated by either party hereto, until December 18, 1998.

          (b) Obligations. Executive shall devote at least the equivalent of three full-time days per week, on average, of his business efforts and time to the Company through the term of this Agreement. As the Acting Chief Executive Officer, Executive will lead the executive team of the Company. Executive agrees not to commit to activities outside of his employment with the Company that would require more than half of his business efforts and time. Executive will inform the Board of any new business activities or time commitments that he makes subsequent to the commencement of his employment with the Company.

     Executive's performance objectives include the following:

     o Delivery of the initial components business in Fiscal Year 1998, including contract completing, staffing and appropriate product shipments and related deliverables.

     o Development of the marketing and technical framework and of the primary business and staffing plan for the sub-systems business, including setup of Dallas-area offices.

     o Work on the cultural and organizational issues that are part of the strategy of bringing together the component and the systems teams, including creation of appropriate roles and job titles/structures.

     o Help interview and sell potential permanent Chief Executive Officer candidates.

     2. Employee Benefits. During his employment hereunder, Executive shall be eligible to participate in the employee benefit plans maintained by the Company to the full extent provided for under those plans and except as otherwise specifically provided for herein.


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     3.   At-Will Employment. Executive and the Company understand and acknowledge that Executive's employment with the Company constitutes "at-will" employment. Executive and the Company acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or Executive.

     4. Stock Option. The Company will grant to Executive an option for shares of Common Stock equal to 0.75 percent of the Company's outstanding shares of Common Stock on an as-converted and fully diluted basis assuming issuance of all shares of Preferred Stock pursuant to the Series A, Series B and Series C Preferred Stock Purchase Agreement dated as of February 10, 1998 and at an exercise price of the then fair market value of the Common Stock, as determined by the Board pursuant to a Stock Option Agreement in substantially the form attached hereto as Exhibit A.

     5. Expenses. The Company will pay or reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder in accordance with the Company's established policies. To defer business expenses incurred in connection with Executive's commute, the Company shall reimburse Executive in an amount not to exceed $50,000.00 in accordance with a formula discussed by the Board.

     6. No Additional Compensation. Executive shall not be entitled to any annual salary or compensation not otherwise described in this Agreement. Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of this Agreement.

     7. Enforcement. In the event of any action to enforce the terms of this Agreement, the prevailing party in such action shall be entitled to such party's reasonable costs and expenses of enforcement including, without limitation, reasonable attorneys' fees.

     8. Assignment. This Agreement shall be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive following termination without cause. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation hereunder shall be null and void.


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     9.   Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if delivered personally or three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

     If to the Company:    Avanex Corporation
                           42501 Albrae Avenue
                           Fremont, CA 94538

     If to Executive:      William Lanfri
                           at the last residential address known by the Company.

     10. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     11. Proprietary Information Agreement. Executive will execute the Company's Employment, Confidential Information, Invention Assignment and Arbitration Agreement (the "Proprietary Information Agreement") in the form attached hereto as Exhibit B.

     12. Entire Agreement. This Agreement, the Company's 1998 Stock Plan, the Stock Option Agreement, and the Proprietary Information Agreement represent the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, supersedes and replaces any and all prior agreements and understandings concerning Executive's employment relationship with the Company.

     13. No Oral Modification, Cancellation or Discharge. This Agreement may only be amended, canceled or discharged in writing signed by Executive and the Company.

     14. Governing Law. This Agreement shall be governed by the laws of the State of California.

     15. Effective Date. This Agreement is effective immediately after it has been signed.

     16. Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.


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     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below.

AVANEX CORPORATION                      WILLIAM LANFRI

By:  /s/ SIMON X. CAO                   /s/ WILLIAM LANFRI
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               Signature                          Signature

Title: President
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Date: July 17, 1998                    Date: July 15, 1998
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